                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                          TRIDENT INTERNATIONAL, INC.
                                       at
                              $16.50 PER SHARE NET
                                       by
                              ITW ACQUISITION INC.
                          a wholly owned subsidiary of
                            ILLINOIS TOOL WORKS INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON WEDNESDAY, FEBRUARY 10, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                January 13, 1999

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated January 13, 1999 (the "Offer to Purchase") and a related Letter of Transmittal, pursuant to an offer by ITW Acquisition Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Illinois Tool Works Inc., a Delaware corporation ( "Parent"), to purchase all outstanding shares of Common Stock, $.01 par value per share (the "Shares"), of Trident International, Inc., a Delaware corporation (the "Company"), at a purchase price of $16.50 per Share, net to the seller in cash, without interest thereon, less applicable federal withholding taxes, and subject to the conditions set forth in the Offer to Purchase dated January 13, 1999 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer").

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The tender price is $16.50 per Share, net to the seller in cash (without interest thereon and less any withholding taxes required under applicable law).

          2. The Offer is being made for all outstanding Shares.

          3. The Board of Directors of the Company has determined that the Merger Agreement (as defined below) and the transactions contemplated thereby, including each of the Offer and the Merger (as defined below), are advisable and fair to and in the best interests of the stockholders of the Company and recommends that holders of the Shares accept the Offer and tender their Shares to the Purchaser.

          4. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of January 6, 1999 (the "Merger Agreement"), which provides that subsequent to the consummation of the Offer, the Purchaser will merge with and into the Company (the "Merger"). At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company and Shares, if any, owned by Parent, the Purchaser or any direct or indirect wholly owned subsidiary of Parent or the Company, which shall be canceled and retired without payment of any consideration therefor, and other than Shares, if any, held by stockholders who shall have properly demanded appraisal of their Shares in accordance with Section 262 of the Delaware General Corporation Law) shall be converted into the right to receive $16.50 in cash, without interest, less any withholding taxes required under applicable law.

          5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, February 10, 1999, unless the Offer is extended.

          6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer.

          7. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the Offer, a number of Shares which constitutes more than 50% of the issued and outstanding Shares (determined on a fully diluted basis) and (ii) the expiration or termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and any ancillary documents thereto and is being made to all holders of Shares. The Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a state statute. If the Purchaser becomes aware of any state where the making of the Offer is prohibited, the Purchaser will make a good faith effort to comply with any such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with any applicable statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In those jurisdictions where the securities, "blue sky" or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

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

                   INSTRUCTIONS WITH RESPECT TO THE OFFER TO
                               PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                          TRIDENT INTERNATIONAL, INC.

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated January 13, 1999 (the "Offer to Purchase"), and a Letter of Transmittal, relating to the offer by ITW Acquisition Inc., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Illinois Tool Works Inc., a Delaware corporation ("Parent"), to purchase all outstanding Shares of Common Stock, $.01 par value per share (the "Shares"), of Trident International, Inc., a Delaware corporation (the "Company").

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related specimen Letter of Transmittal furnished to the undersigned.

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                        NUMBER OF SHARES TO BE TENDERED:*
                                                           -------------------------------------------- Shares
                                                   DATED:
                                                           ----------------------------------------------, 1999
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    * Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
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

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SIGN HERE
      Signature(s) -----------------------------------------------
                                                                    ---------------------------------------------
        (Print Name(s)) ------------------------------------------
                                                                    ---------------------------------------------
        (Print Address(es)) --------------------------------------
                                                                    ---------------------------------------------
                                                    (Area Code and
           Telephone Number(s)) ----------------------------------
                                                                    ---------------------------------------------
                                          (Taxpayer Identification
          or Social Security Number(s)) --------------------------
                                                                    ---------------------------------------------
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

                       RETURN THIS FORM TO THE BROKERAGE
                         FIRM MAINTAINING YOUR ACCOUNT.

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